Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Snow Lake Resources Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

Amendment No. 1 to the Annual Report on Form 20-F for the year ended June 30, 2023 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2024

By:	/s/ Frank Wheatley
Name: Frank Wheatley
Title: Chief Executive Officer (Principal Executive Officer)

Date:  March 25, 2024

By:	/s/ Keith Li
Name: Keith Li
Title: Chief Financial Officer (Principal Financial and Accounting Officer)